                                                                               .
                                                                               .
                                                                               .
                                                                    EXHIBIT 21.1


                                 SUBSIDIARIES OF
                         INTERNATIONAL WIRE GROUP, INC.



                                                               JURISDICTION OF
                                                               INCORPORATION OR
SUBSIDIARY                                                     ORGANIZATION
Omega Wire, Inc...........................................     Delaware
OWI Corporation...........................................     New York
Wire Technologies, Inc....................................     Indiana
Camden Wire Co., Inc......................................     New York
IWG-Philippines, Inc......................................     Philippines
IWG International, Inc....................................     Barbados
International Wire Rome Operations, Inc...................     Delaware
IWG Resources LLC.........................................     Nevada
Italtrecce-Societa Italiana Trecce & Affini, S.r.l........     Italy
International Wire, S.A.S.................................     France
International Wire Group, S.A.S...........................     France
Tresse Metallique J. Forissier, S.A.......................     France
Cablerie E. Charbonnet, S.A...............................     France
IWG Services Co., S de RL de CV...........................     Mexico
IWG Durango, S de RL de CV................................     Mexico
Cables Durango, S de RL de CV.............................     Mexico